Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 1, 2014, in the Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of IntersectENT, Inc. dated July 9, 2014.

/s/ Ernst & Young LLP

Redwood City, California

July 8, 2014